Exhibit 23.3

天元律师事务所

TIAN YUAN LAW FIRM

中国北京金融大街35号国际企业大厦 C座11层   邮政编码: 100033
11TH FLOOR, TOWER C, CORPORATE SQUARE, 35 FINANCIAL STREET, BEIJING 100033, CHINA
电话TELEPHONE: + 86 10 8809 2188 传真FACSIMILE: + 86 10 8809 2150

October 27, 2010

China Power Technology, Inc.
No. 12, Gongyuan Road
Kaifeng City, Henan Province 475002
People’s Republic of China

We hereby consent the use of our firm’s name and the reference to our firm’s opinion in China Power Technology, Inc.’s Form S-1, which has been filed with the Securities and Exchange Commission.

Yours faithfully,
/s/ Tian Yuan Law Firm
Tian Yuan Law Firm